Exhibit 10.14

AMENDMENT OF PROMISSORY NOTE

THIS AMENDMENT OF PROMISSORY NOTE (this “Amendment”) dated January 31, 2012, is made and executed by and among SHEPHERD’S FINANCE, LLC, whose address is 3508 Washington Road, McMurray, PA 15317 (referred to herein as “Borrower”), and INVESTOR’S MARK ACQUISITIONS, LLC, whose address is 124 Windermere Ct., McMurray, PA 15317 (referred to herein as “Lender”).

RECITALS.

A.    Pursuant to the terms of that certain Subordinated Promissory Note executed by Borrower in favor of Lender dated December 29, 2010 (the “Note”), Lender made a loan to 84 Financial, L.P. (“Original Borrower”) in the amount of $1,500,000.00.

B.    Pursuant to the terms of that certain Assignment, Assumption and Amendment of Promissory Note dated December 30, 2011 (the “Assignment”), Original Borrower assigned to Borrower all of Original Borrower’s right, title and interest in the Note and Borrower assumed the same, subject to certain terms, provisions and modifications contained in such Assignment.

C.    Lender and Borrower now desire to further amend and modify the Note to clarify certain terms of the Note.

NOW THEREFORE, in consideration of the above recitals which are incorporated herein and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged by Borrower and Lender, the parties hereto hereby agree as follows.

1.    Modification to the Note. Notwithstanding any provision in the Note to the contrary, the section of the Note titled “Subordination” is hereby modified and restated as follows:

Subordination

All obligations, indebtedness and other liabilities of Borrower under or in respect of this Note shall be subordinated and junior in right of payment to all currently existing and future obligations, indebtedness and other liabilities of Borrower to any commercial banks, thrift institutions, finance companies or other financial institutions providing financing to Borrower. Further, this Note shall be subordinated and junior in right of payment to all currently existing and future obligations, indebtedness and other liabilities of Borrower to any of its affiliates, including but not limited to Daniel M. Wallach, Joyce S. Wallach, and the 2007 Daniel M. Wallach Legacy Trust. This Note shall not be senior in right of payment to any fixed rate subordinated notes or any similar debt instrument issued by Borrower to the public. Borrower shall not remit any payments of principal or interest to Lender in respect of the obligations hereunder if immediately prior to such payment, or after giving effect to such payment, an event of default would exist under any senior indebtedness.

2.    Full Force and Effect. The Note, as modified by this Amendment, is hereby ratified and confirmed by the parties hereto and shall remain in full force and effect.

3.    Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

4.    Counterparts. This Amendment may be executed by the parties on separate counterparts or separate signature pages, all of which, taken together, shall constitute one and the same instrument.

5.    Further Assurances. Borrower and Lender agree to execute any further documents, and to take any further actions reasonably requested by each other to effectuate the agreements between the parties reflected herein.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS ASSIGNMENT TO BE EXECUTED ON THE DATE FIRST SET FORTH ABOVE.

BORROWER:

SHEPHERD’S FINANCE, LLC

By: /s/ Daniel M. Wallach

Name: Daniel M. Wallach

Title: CEO

{Notarized}

LENDER:

INVESTOR’S MARK ACQUISITIONS, L.L.C.

By:/s/ Mark L. Hoskins             (Seal)

MARK L. HOSKINS, Manager of INVESTOR’S MARK

ACQUISITIONS, L.L.C.

{Notarized}